Exhibit 99.1

For more information:	Investor Relations;
John Ritchie	JoAnn Horne
Chief Financial Officer	Market Street Partners
EFI	415-445-3239
650-357-3500

EFI REPORTS Q4 2008 Results

Revenues $135.3M and Non-GAAP EPS $0.13

Company completes real estate sale

Foster City, Calif. – January 29, 2009 – EFI (Nasdaq: EFII), the world leader in customer-focused digital printing, announced today its results for the fourth quarter of 2008. For the quarter ended December 31, 2008, the Company reported revenues of $135.3 million, compared to fourth quarter 2007 revenues of $152.0 million. The Company also announced that in the fourth quarter of 2008, it will recognize a non-cash charge currently estimated in the range of approximately $100 million to $130 million related to the impairment of goodwill and long-lived assets.

Including the non-cash charge, the GAAP net (loss) is estimated to be in the range of $(103.3) million to $(133.3) million or $(2.01) to $(2.59) per diluted share in the fourth quarter of 2008, compared to net income of $7.0 million or $0.12 per diluted share for the same period in 2007.

Including the non-cash charge, the GAAP net (loss) is estimated to be in the range of $(112.3) million to $(142.3) million or $(2.14) to $(2.71) per diluted share for the twelve months ended December 31, 2008, compared to net income of $26.8 million or $0.44 per diluted share for the same period in 2007.

Non-GAAP net income was $6.7 million or $0.13 per diluted share in the fourth quarter of 2008, compared to $14.3 million or $0.23 per diluted share for the same period in 2007.

Non-GAAP net income was $41.2 million or $0.73 per diluted share for the twelve months ended December 31, 2008, down from $78.0 million or $1.19 per diluted share for the same period in 2007.

Non-GAAP net income is computed by adjusting GAAP net income by the impact of recurring amortization of acquisition-related intangibles and in-process research and development, stock based compensation expenses, certain tax charges, asset impairment charges, as well as other non-recurring charges and gains.

“The deteriorating economic environment continued to impact our business during the quarter. In particular, our inkjet business was affected by a difficult credit environment and the global slowdown in advertising and marketing spend,” said Guy Gecht, CEO of EFI. “At the same time, the relative strength of our Fiery and software businesses helped to offset the impact from the equipment spending environment, once again proving the value of our diversified business model. We took significant measures to rationalize our spending to reflect the current business conditions while at the same time focusing on providing innovative tools to help our customers grow new sources of revenues, increase productivity, and identify areas where their costs can be trimmed.”

Today, the Company also announced that it closed the sale of certain real estate property in Foster City, California, to Gilead Sciences, Inc. (NASDAQ: GILD) for a total purchase price of $137.5 million, subject to an escrow holdback of approximately 11%. The property sold included approximately thirty acres of land, which is entitled for development, the office building located at 301 Velocity Way consisting of approximately 163,000 square feet, and certain other assets related to the property.

Impairment Analysis

Based on a combination of factors, including the current economic environment and continued erosion in market capitalization, the Company concluded that there were sufficient indicators to require EFI to perform an interim impairment analysis, including goodwill and long-lived assets, in connection with the preparation of the Company’s financial statements for the fiscal year ended December 31, 2008. EFI has not yet completed the analysis. However, the Company has concluded that impairment has occurred. The non-cash charge is currently estimated in the range of approximately $100 million to $130 million. The Company expects to finalize the impairment analysis prior to the date of filing its Annual Report on Form 10-K for the period ended December 31, 2008. The current estimates are subject to change.

EFI will discuss the Company’s financial results by conference call at 2:00 p.m. PDT today. Instructions for listening to the conference call over the Web are available on the investor relations portion of EFI’s website at www.efi.com.

About our Non-GAAP Net Income and Adjustments

To supplement our consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use a non-GAAP measure of net income that is GAAP net income adjusted to exclude certain recurring and non-recurring costs, expenses and gains. Management believes that our non-GAAP net income provides investors with useful information because it gives an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results. In addition, non-GAAP net income is among the primary indicators management uses as a basis for planning and forecasting future periods. These measures are not in accordance with or an alternative for GAAP and may be materially different from non-GAAP measures used by other companies. We compute non-GAAP net income by adjusting GAAP net income with the impact of recurring amortization of acquisition-related intangibles, stock-based compensation expenses, certain tax charges, asset impairment charges, as well as non-recurring charges and gains. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income prepared in accordance with GAAP.

Safe Harbor for Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as “anticipate”, “believe”, “estimate”, “expect”, “consider” and “plan” and statements in the future tense are forward looking statements. The statements in this press release that could be deemed forward-looking statements include statements regarding a non-cash charge related to impairment and our impairment analysis, GAAP net loss estimates, statements about our non-GAAP net income and adjustments in “About our Non-GAAP Net Income and Adjustments.”

Past performance is not necessarily indicative of future results. Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially, or cause a material adverse impact on our results, which include, but are not necessarily limited to the following: changes in our impairment analysis; a risk that the purchase price under the sale agreement with Gilead may be reduced or otherwise changed; management’s ability to forecast revenues, expenses and earnings, especially on a quarterly basis; unexpected declines in revenues or increases in expenses; current world-wide financial, economic and political difficulties and downturns, including the ongoing contraction in credit, and adverse variations in foreign exchange rates, that could affect demand for our products, as well as the risk of bank failures, insolvency or illiquidity of other financial institutions and other adverse conditions in financial markets that could cause a loss of our cash deposits and invested cash and cash equivalents; a significant decline or delay in demand for our products by any of our important OEM partners; the unpredictability of development schedules and commercialization of the products manufactured and sold by our OEM partners; variations in growth rates or declines in the printing and imaging markets across various geographic regions; changes in historic customer order patterns, including changes in customer and channel inventory levels; changes in the mix of products sold leading to variations in operating results; the uncertainty of market acceptance of new product introductions; delays in product deliveries that cause quarterly revenues and income to fall significantly short of anticipated levels; competition and/or market factors, which may adversely affect margins; competition in each of our businesses, including competition from products internally developed by EFI’s customers; excess or obsolete inventory and variations in inventory valuation; intense competition in the industrial and commercial digital inkjet market; the uncertainty of continued success in technological advances, including development and implementation of new processes and strategic products; the challenges of obtaining timely, efficient and quality product manufacturing; litigation involving intellectual property rights or other related matters; our ability to successfully integrate acquired businesses, without operational disruption to our existing businesses; the potential that investments in new business strategies and initiatives could disrupt the Company’s ongoing businesses and may present risks not originally contemplated; the potential loss of sales, unexpected costs or adverse impact on relations with customers or suppliers as a result of acquisitions; differences between the financial results as filed with the SEC and the preliminary results included in our earnings press releases due to the complexity in accounting rules; and any other risk factors that may be included from time to time in the Company’s SEC reports.

The statements in this press release are made as of the date of this press release. EFI undertakes no obligation to update information contained in this press release. For further information regarding risks and uncertainties associated with EFI’s businesses, please refer to the section entitled “Factors That Could Adversely Affect Performance” in the Company’s SEC filings, including, but not limited to, its annual report on Form 10-K and its quarterly reports on Form 10-Q, copies of which may be obtained by contacting EFI’s Investor Relations Department by phone at 650-357-3828 or by email at investor.relations@efi.com or EFI’s Investor Relations website at http://www.efi.com.

About EFI

EFI (www.efi.com) is the world leader in customer-focused digital printing innovation. EFI’s award-winning solutions, integrated from creation to print, deliver increased performance, cost savings and productivity. The company’s robust product portfolio includes Fiery® digital color print servers; VUTEk® superwide digital inkjet printers, UV and solvent inks; Rastek UV wide-format inkjet printers; Jetrion® industrial inkjet printing systems; print production workflow and management information software; and corporate printing solutions.

Electronics for Imaging, Inc.

Condensed Consolidated Statements of Income

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Revenue	$135,264	$152,019	$560,380	$620,586
Cost of revenue	59,117	67,409	242,963	259,439

Gross profit	76,147	84,610	317,417	361,147
Operating expenses:
Research and development	34,280	33,528	140,437	140,470
Sales and marketing	28,750	30,454	119,400	120,444
General and administrative	6,964	14,441	47,584	67,461
Amortization of identified intangibles and in-process research & development	8,095	7,417	32,047	33,502
Restructuring and other(1)	2,294	—	11,005	1,501

Total operating expenses	80,383	85,840	350,473	363,378

Loss from operations	(4,236)	(1,230)	(33,056)	(2,231)
Interest and other income, net:
Interest and other income	(318)	7,236	13,476	29,452
Interest expense	(2)	(1,262)	(1,537)	(5,012)

Total interest and other income, net	(320)	5,974	11,939	24,440

Income (loss) before income taxes	(4,556)	4,744	(21,117)	22,209
Benefit from income taxes	1,237	2,250	8,866	4,634

Net income (loss)(1)	$(3,319)	$6,994	$(12,251)	$26,843

Fully Diluted EPS calculation
Net income (loss)(1)	$(3,319)	$6,994	$(12,251)	$26,843

After-tax adjustment of convertible debt-related costs	—	750	—	3,000

Income (loss) for purposes of computing diluted net income per share	(3,319)	7,744	(12,251)	29,843

Net income (loss) per diluted common share	$(0.06)	$0.12	$(0.23)	$0.44

Shares used in diluted per share calculation	51,454	66,732	52,553	68,102

(1)	Results do not include goodwill and long-lived asset impairment charges and related income tax benefit

Reconciliation of GAAP Net Loss, including estimated Impairment charges on Goodwill and Long-lived Assets

Estimated impairment charges and related income tax benefits on goodwill and long-lived assets not yet recorded in the fourth quarter of 2008:

	Three Months Ended December 31, 2008		Twelve Months Ended December 31, 2008
	(Estimated Range)		(Estimated Range)
	Low	High	Low	High
Net loss as stated above	$(3,319)	$(3,319)	$(12,251)	$(12,251)
Estimated Impairment on Goodwill and Long-lived Assets, net of income tax benefit	(100,000)	(130,000)	(100,000)	(130,000)

Estimated GAAP Net loss including estimated impairment charges	$(103,319)	$(133,319)	$(112,251)	$(142,251)

Fully Diluted GAAP EPS calculation
GAAP Net loss per diluted common share before impairment charges	$(0.06)	$(0.06)	$(0.23)	$(0.23)

Expected GAAP Net loss per diluted common share with impairment charges	(2.01)	(2.59)	(2.14)	(2.71)

Electronics for Imaging, Inc.

Reconciliation of GAAP Net Income to Non-GAAP Net Income

(In thousands, except per share data) (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Net income (loss) (1)	$(3,319)	$6,994	$(12,251)	$26,843

Amortization of identified intangibles	7,415	7,417	29,367	33,502
In-process research & development	680	—	2,680	—
Write-off of abandoned acquisition costs	—	—	—	1,513
Stock based compensation expense – Cost of revenue	448	421	2,471	1,909
Stock based compensation expense – Research and development	2,515	1,193	12,923	9,018
Stock based compensation expense – Sales and marketing	1,220	764	6,059	3,968
Stock based compensation expense – General and administrative	2,345	2,232	11,873	9,635
Option review costs	—	2,124	1,847	19,341
Legal reserve	(3,699)	—	(3,620)	—
Restructuring and other	2,294	—	11,005	1,501

Tax effect of non-GAAP adjustments	(3,180)	(6,835)	(21,144)	(29,257)

Non-GAAP net income	$6,719	$14,310	$41,210	$77,973

After-tax adjustment of convertible debt-related expense	—	750	1,262	3,000

Income for purposes of computing diluted non-GAAP net income per share	$6,719	$15,060	$42,472	$80,973

Non-GAAP net income per diluted common share	$0.13	$0.23	$0.73	$1.19

Shares used in Non-GAAP per share calculation	52,551	66,732	58,492	68,102

(1)	Results do not include goodwill and long-lived asset impairment charges and related income tax benefit

Electronics for Imaging, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(in thousands)

	December 31, 2008	December 31, 2007
Assets
Cash, cash equivalents and short-term investments	$189,351	$499,852
Accounts receivable, net	97,286	101,955
Inventories, net	49,226	39,949
Assets held for sale	55,367	—
Other current assets	20,781	15,844

Total current assets	412,011	657,600

Property and equipment, net	36,607	57,604
Restricted investments	56,850	88,580
Goodwill	226,572	211,780
Intangible assets, net	72,992	86,554
Other assets	48,009	55,621

Total assets (1)	$853,041	$1,157,739

Liabilities & Stockholders’ equity
Accounts payable	$44,634	$42,262
Convertible debt	—	240,000
Accrued and other liabilities	70,387	96,765
Income taxes payable	1,952	7,896

Total current liabilities	116,973	386,923
Long term taxes payable	33,758	26,820

Total liabilities	150,731	413,743
Total stockholders’ equity	702,310	743,996

Total liabilities and stockholders’ equity (1)	$853,041	$1,157,739

(1)	Carrying values do not include goodwill and long-lived asset impairment charges and related income tax benefit

Electronics for Imaging, Inc.

Revenue Break-Down

(in thousands) (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Revenue by Product
Controller products	$70,191	$66,957	$278,738	$331,474
Inkjet products	47,775	69,265	219,959	229,253
Professional printing applications	17,298	15,797	61,683	59,859

Total	$135,264	$152,019	$560,380	$620,586

Revenue by Geographic Area
Americas	$77,066	$76,999	$297,896	$327,232
EMEA	42,006	54,642	194,474	216,308
Japan	13,824	15,038	52,048	58,015
All other	2,368	5,340	15,962	19,031

Total	$135,264	$152,019	$560,380	$620,586